Addendum to Distribution Agreement dated December 5, 2001
Calvert Distributors, Inc.
The Calvert Fund

Addendum to Schedule II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee

The Calvert Fund
     Calvert Income Fund

Class Y

N/A

The Calvert Fund
     Calvert Short Duration Income Fund

Class Y

N/A

Schedule III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee

The Calvert Fund
     Calvert Income Fund

Class Y

N/A

The Calvert Fund
     Calvert Short Duration Income Fund

Class Y

N/A

Date: December 5, 2007